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                                                                Exhibit 25.2



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2) __


    STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                   Connecticut                             06-1304336
        (Jurisdiction of incorporation or               (I.R.S. Employer
    organization if not a U.S. national bank)         Identification No.)

         225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103
               (Address of principal executive offices) (Zip Code)

   Maureen Scannell Bateman, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)



                             AETNA SERVICES, INC.
               (Exact name of obligor as specified in its charter)

                 Connecticut                             06-0843808
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

                                ______________

                                  AETNA INC.
             (Exact name of obligor as specified in its charter)

                Connecticut                             02-0488491
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)

               151 Farmington Avenue, Hartford, Connecticut 06156
                                 (860) 273-0123
               (Address of principal executive offices) (Zip Code)

                                ______________

                        % SUBORDINATED DEBT SECURITIES
                       (Title of indenture securities)
                                ______________

                         SUBORDINATED DEBT GUARANTEE
                       (Title of indenture securities)
                                ______________


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                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency
                  Treasury Department of the United States
                  Washington, D.C.

                  Board of Governors of the Federal Reserve System Washington, D.C.

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

         (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                  (See note on page 2.)

ITEM 3. THROUGH ITEM 15.   NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
         EFFECT.

                  A copy of the Articles of Association of the trustee as now in effect incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.


         2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                  A copy of the Certificate of the Comptroller of the Currency.

         3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                  A copy of the Certification of Fiduciary Powers (included in Exhibit 2).

         4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                  A copy of the existing by-laws of the trustee incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-40617.



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         5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN
         DEFAULT.

                  Not applicable.

         6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
         SECTION 321(b) OF THE ACT.

                  The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

         7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                  Exhibit 7 and made a part hereof.


                                      NOTES

         In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

         The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of Connecticut, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 7th day of May, 1998.

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION


                                        By:  /S/ EARL W. DENNISON JR.
                                             -----------------------------------
                                                 EARL W. DENNISON JR.
                                                 VICE PRESIDENT


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                                 EXHIBIT 1 AND 2


(COMPTROLLER OF THE CURRENCY ADMINISTRATOR OF NATIONAL BANKS--LETTERHEAD)

I Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "State Street Bank and Trust Company of Connecticut, National Association", Hartford, Connecticut, (Charter No. 22272), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto subscribed my name and
                                            caused my seal of office to be
                                            affixed to these presents at the
                                            Treasury Department, in the City of
                                            Washington and District of Columbia,
                                            this 1st day of April, 1998.


                                            /s/ Eugene A. Ludwig
                                            ------------------------------------
                                            Comptroller of the Currency


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                                    EXHIBIT 6


                             CONSENT OF THE TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by AETNA SERVICES, INC. of its % SUBORDINATED DEBT SECURITIES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION


                                        By:  /S/ EARL W. DENNISON JR.
                                             -----------------------------------
                                                 EARL W. DENNISON JR.
                                                 VICE PRESIDENT

DATED:   MAY 7, 1998

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                                    EXHIBIT 7

Legal Title of Bank:     State Street Bank and Trust Company of CT, N.A.        Call Date: 12/31/97 ST-BK:  09-0663
Address:                 225 Asylum Street, Goodwin Square
City, State Zip          Hartford, CT 06103
FDIC Certificate No.:              33132

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                           Thousands of
ASSETS                                                                     Dollars
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin ...........        6,876
         Interest-bearing balances ....................................            0
Securities ............................................................           90
Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary ..........................            0
Loans and lease financing receivables:
         Loans and leases, net of unearned income .....................            0
         Allowance for loan and lease losses ..........................            0
         Loans and leases, net of unearned income and allowances ......            0
Assets held in trading accounts .......................................            0
Premises and fixed assets .............................................          351
Other real estate owned ...............................................            0
Investments in unconsolidated subsidiaries ............................            0
Customers' liability to this bank on acceptances outstanding ..........            0
Intangible assets .....................................................        2,596
Other assets ..........................................................        1,577
                                                                              ------
Total assets ..........................................................       11,490
                                                                              ======
LIABILITIES

Deposits:
         In domestic offices ..........................................            0
                  Noninterest-bearing .................................            0
                  Interest-bearing ....................................            0
         In foreign offices and Edge subsidiary .......................            0
                  Noninterest-bearing .................................            0
                  Interest-bearing ....................................            0
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary ..........................            0
Demand notes issued to the U.S. Treasury and Trading Liabilities ......            0
Other borrowed money ..................................................            0
Bank's liability on acceptances executed and outstanding ..............            0
Other liabilities .....................................................        4,581
                                                                              ------

Total liabilities .....................................................        4,581
                                                                              ------

EQUITY CAPITAL
Common stock ..........................................................          500
Surplus ...............................................................        2,500
Undivided profits .....................................................        3,909
                                                                              ------

Total equity capital ..................................................        6,909
                                                                              ------

Total liabilities and equity capital ..................................       11,490
                                                                              ======


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We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                             Chris A. Hayes
                                             Deborah A. Robbins
                                             James A. Quale



I, Chris A. Hayes, Senior Vice President, Director and Chairperson of the Board, of the above named bank do hereby declare that the Report of Condition is true and correct to the best of my knowledge and belief.

                                             Chris A. Hayes


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